Exhibit 10.4
EXECUTION COPY
Certain terms in this Exhibit have been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.
The Company agrees to furnish to the SEC an unredacted copy of this Exhibit to the SEC upon its request

Separation and Release Agreement
This Separation and Release Agreement (“Agreement”) is made by and between Shelley Bausch (“Executive”) and Axalta Coating Systems Ltd., a Bermuda exempted company limited by shares (the “Company” and as the context requires the Company shall include the Company’s subsidiaries) (collectively, referred to as the “Parties” or individually referred to as a “Party”). Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Policy (as defined below).
WHEREAS, the Executive is a participant in the Axalta Coating Systems Ltd. Restrictive Covenant and Severance Policy (as amended, the “Policy”); and
WHEREAS, in connection with Executive’s termination of employment with the Company, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company or its subsidiaries or affiliates but, for the avoidance of doubt, nothing herein will be deemed to release any rights or remedies in connection with (i) Executive’s ownership of vested equity securities of the Company, (ii) Executive’s right to indemnification by the Company or any of its affiliates pursuant to contract or applicable law, or (iii) Executive’s rights under this Agreement, provided Executive complies with the terms hereof (collectively, the “Retained Claims”).
NOW, THEREFORE, in consideration of the severance payments described in Section 2(a) of the Policy, which, pursuant to the Policy, are conditioned on Executive’s execution and non-revocation of a general release of the Company, and in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:
1.    Termination Date; Continuing Obligations; Transition Assistance. Effective as of January 27, 2025 Executive shall cease to serve (a) as the Company’s President, Global Industrial Coatings, and (b) as an officer or director of the Company and any direct or indirect subsidiary of the Company; provided, however, that Executive’s employment with the Company shall end on March 7, 2025 (the “Termination Date”). Effective as of the Termination Date, the Executive will have no employment relationship with, or authority to represent or act on behalf of, the Company. In addition, the Executive agrees to execute all necessary letters of resignation from any Company subsidiaries of which Executive is an officer or director, upon or prior to the Termination Date. Between the date this Agreement is executed and the Termination Date, subject to Executive’s compliance with the terms of this Agreement, Executive will continue to receive Executive’s current base salary and will continue to participate as an active employee in the benefit plans and programs in which Executive currently participates. During such period, Executive will continue to have a duty of loyalty to the Company, will continue to be subject to the same policies as other active employees, will be expected to conduct herself in accordance with the Company’s policies during that time, and will be expected to continue to comply with the terms of this Agreement, the Policy, and any other written agreement Executive may have signed regarding intellectual property, confidentiality, non-competition, non-solicitation of customers or employees, or the protection of trade secrets or proprietary information. Additionally, from the date hereof through the Termination Date, Executive agrees to coordinate with the Chief Executive Officer of the Company and others acting at the Chief Executive Officer’s direction regarding the transition of Executive’s responsibilities to others and to cooperate in the orderly transition of Executive’s responsibilities as a Company executive.
2.    Severance Payments; Salary, Benefits. If Executive (i) complies with the terms of this Agreement, (ii) executes and does not revoke this Agreement and, (iii) executes and does not revoke the Final Release attached hereto as Appendix A, which is incorporated herein by reference and made a part hereof, the Company agrees to provide Executive with (x) the severance payments and benefits described and due under Section 2(a) of the Policy, payable in US dollars, and at the times set forth in, and subject to the terms and conditions of, the Policy, and (y) 12 months of outplacement services to be provided by the Company’s outplacement vendor. In addition, Executive shall be entitled to receive a bonus under the 2024 annual bonus plan, based on the Company’s actual performance for the full year and Executive’s individual performance, which individual performance shall be determined by Axalta’s Chief Executive Officer, and paid at the same time the 2024 annual bonuses are paid to Axalta’s executives.
3.    Release of Claims. Executive agrees that, other than with respect to the Retained Claims, the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and any of its Affiliates, and any of their current and former officers, directors, equity holders, managers, employees, agents, investors, attorneys, shareholders, members, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of any of Executive’s affiliated companies or entities and any of their respective heirs, family members, executors, agents, and assigns, other than with respect to the Retained Claims, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date (as defined in Section 14 below), including, without limitation:
(a)    any and all claims relating to or arising from Executive’s employment or service relationship with the Company or any of its direct or indirect subsidiaries or affiliates and the termination of that relationship;
(b)    any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of any common shares or other equity interests of the Company or any of its affiliates, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c)    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of the covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
(d)    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; and the Sarbanes-Oxley Act of 2002;
(e)    any and all claims for violation of the federal or any state constitution;
(f)    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
(g)    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and
(h)    any and all claims for attorneys’ fees and costs.
Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company or any Releasee), claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA, claims to any benefit entitlements vested as the date of separation of Executive’s employment, pursuant to written terms of any employee benefit plan of the Company or its affiliates and Executive’s right under applicable law and any Retained Claims. This release further does not release claims for breach of Section 2(a) of the Policy.
4.    Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has 21 days within which to consider this Agreement; (c) Executive has seven days following Executive’s execution of this Agreement to revoke this Agreement pursuant to written notice to [•] in accordance with Section 14 of this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21 day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Agreement
5.    Confirmation of Forfeiture of Unvested Equity Awards and Continuing Obligations and Confidentiality.
(a)    Forfeiture of Unvested Equity Awards. Executive acknowledges that, consistent with the terms of the other applicable equity award agreements, all of Executive’s equity awards that are unvested on the Termination Date will automatically be forfeited on the Termination Date; provided, however, that, notwithstanding the immediately preceding sentence, Executive shall be entitled to the performance share units that are earned under the Performance Share Unit Grant Notice, dated as of February 15, 2022, as determined by the Compensation Committee pursuant to such notice, and the Performance Share Unit Award Agreement attached thereto, and the Company’s Second Amended and Restated 2014 Incentive Award Plan.
(b)    Non-Disparagement. Each Party (which, in the case of the Company, shall mean its officers and the members of the Board) agrees, during Executive’s employment with the Company and following the Termination Date, to refrain from Disparaging (as defined below) the other Party and its Affiliates, including, in the case of the Company, any of its services, technologies or practices, or any of its directors, officers, employees, agents, representatives or members, either orally or in writing. Nothing in this paragraph shall preclude any Party from making truthful statements that are reasonably necessary to (a) comply with applicable law, regulation or legal process, (b) report possible violations of applicable law or regulation to any governmental agency or entity, including any such report made in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation or (c) defend or enforce a Party’s rights under this Agreement or the Policy. For purposes of this Agreement, “Disparaging” means public remarks, comments or statements, whether written or oral, that impugn the character, integrity, reputation or abilities of the person being disparaged. Regardless of whether made publicly, “Disparaging” conduct against the Company and its Affiliates shall include communications to any customer or prospective customer, any employee or prospective employee, any supplier or prospective supplier, any service provider or prospective service provider, any lender or prospective lender and/or any prospective member of the Board.
(c)    Confidentiality of Agreement. Executive acknowledges and agrees that disclosure of the terms of this Agreement at any time could cause damages to the Company. Accordingly, Executive represents and agrees that Executive has kept and, at all times in the future, will continue to keep this Agreement and its terms strictly confidential and will refrain from disclosing this Agreement or its terms in any manner, written or oral. Notwithstanding the foregoing, Executive may disclose the foregoing: (1) to Executive’s attorney(s), advisor(s), and accountant(s) to the extent necessary for legal or investment advice or income tax reporting purposes (provided Executive ensures that such persons maintain the confidentiality thereof), (2) in response to a subpoena duly issued by a court of law or a government agency having proper jurisdiction or power to compel such disclosure or as otherwise required by law, (3) to Executive’s spouse/partner (provided Executive ensures that Executive’s spouse/partner maintains the confidentiality thereof), or (4) in connection with the enforcement of this Agreement.
(d)    Whistleblower Provision. Notwithstanding anything to the contrary contained in this Agreement or any confidentiality and inventions assignment or similar agreement, (a) Executive will not be prevented from reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies), and (b) Executive acknowledges that Executive will not be held criminally or civilly liable for (i) the disclosure of confidential or proprietary information that is made in confidence to a government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) disclosure of confidential or proprietary information that is made in a complaint or other document filed in a lawsuit or other proceeding under seal or pursuant to court order.
6.    Restrictive Covenants.
(a)    As a condition to receiving benefits under the Policy and in addition to any other non-competition or non-solicitation provisions between Executive and the Company or any of its Affiliates, Executive shall not, at any time during the Restriction Period (as defined below), directly or indirectly:
(i)    engage in, have any equity interest in, interview for a potential employment or consulting relationship with or manage, provide services to or operate any person, firm, corporation, partnership or business (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in any business which competes with any portion of the Business (as defined below) of the Company anywhere in the world. Nothing herein shall prohibit the Executive from practicing law or being a passive owner of not more than 2% of the outstanding equity interest in any entity that is publicly traded, so long as the Executive has no active participation in the business of such entity; or

(ii)    (A) solicit, divert or take away any customers, clients, or business acquisition or other business opportunity of the Company, (B) contact or solicit, with respect to hiring, or hire any employee of the Company or any person employed by the Company at any time during the 12 month period immediately preceding the Termination Date, (C) induce or otherwise counsel, advise or encourage any employee of the Company to leave the employment of the Company, or (D) induce any distributor, representative or agent of the Company to terminate or modify its relationship with the Company.
(b)    In the event the terms of this Section 6 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.
(c)    As used in this Section 6, (i) the term “Company” shall include the Company and its direct and indirect parents and subsidiaries, (ii) the term “Business” shall mean the business of the Company and shall include the manufacturing and sale of automotive and industrial paints, coatings and related products, as such business may be expanded or altered by the Company during the term of the Executive’s employment with the Company and (iii) the term “Restriction Period” shall mean, with respect to the Executive, the period beginning on the Termination Date and ending at the end of the Severance Period.
7.    Condition to Severance Obligations; Claw-back. The Company shall be entitled to cease and/or recoup all severance payments and benefits to the Executive in the event of the Executive’s breach any of the provision of Section 5(b) or 5(c) of this Agreement, Section 6 of this Agreement or of any other non-competition, non- solicitation, non-disparagement, confidentiality, or assignment of inventions covenants contained in any other agreement between the Executive and the Company or any of its Affiliates, which other covenants are hereby incorporated by reference into this Agreement.
8.    Injunctive Relief. A breach of the covenants contained in Section 6 of this Agreement will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, as a condition to receiving payments and benefits under the Policy the Executive shall and does agree that in the event of a breach of any of the covenants contained in Section 5(b) or 5(c) or Section 6 of this Agreement, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief without the requirement to post bond.
9.    Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

10.    No Oral Modification. This Agreement may only be amended in a writing signed by Executive and a duly authorized officer of the Company.
11.    Governing Law; Dispute Resolution. This Agreement shall be subject to the provisions of clauses (c) and (d) of Exhibit C to the Policy.
12.    Withholding and other Deductions. All compensation payable or provided to Executive hereunder shall be subject to such tax withholding and other deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.
13.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.
14.    Revocation Period and Effective Date. Executive has seven days after Executive signs this Agreement to revoke it and this Agreement will become effective on the eighth day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked before that date (the “Effective Date”). Executive understands that any revocation of this Agreement must be made in writing and delivered to [•] by email at [•] on or before the 7th day following the date Executive signs this Agreement and that this Agreement may not be revoked after the seven day revocation period has passed.
15.    Incentive Compensation Recoupment Policies. All payments and benefits provided to Executive pursuant to this Agreement shall be subject to the terms of the Company’s Incentive Compensation Recoupment Policy and Dodd-Frank Incentive Compensation Recoupment Policy (and any amendment, restatement or modification of each such policy) as if such payments and benefits were “Incentive Compensation” thereunder.
16.    Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that: (a) Executive has read this Agreement; (b) Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement; (c) Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel; (d) Executive understands the terms and consequences of this Agreement and of the releases it contains; and (e) Executive is fully aware of the legal and binding effect of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.
Executive

Dated:     January 23, 2025            /s/ Shelley Bausch
                    Shelley Bausch

Axalta Coating Systems Ltd.

Dated:     January 24, 2025        By:     /s/ Chris Villavarayan
                    Name: Chris Villavarayan
                    Title: Chief Executive Officer

Appendix A

Final Release

    Pursuant to the Separation and Release Agreement (the “Agreement”) that the undersigned (“Executive”) signed with Axalta Coating Systems Ltd. (the “Company”), Executive agrees to the terms set forth in this Final Release (the “Final Release”) as a pre-condition to Executive’s entitlement to the payments and benefits set forth in Section 2 of the Agreement. Capitalized terms used but not defined in this Final Release shall have the meanings set forth in the Agreement.

1.    Release of Claims. Executive agrees that, other than with respect to the Retained Claims, the consideration set forth in Section 2 of the Agreement represents settlement in full of all outstanding obligations owed to Executive by the Company and any of its Affiliates, and any of their current and former officers, directors, equity holders, managers, employees, agents, investors, attorneys, shareholders, members, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of any of Executive’s affiliated companies or entities and any of their respective heirs, family members, executors, agents, and assigns, other than with respect to the Retained Claims, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Final Release Effective Date (as defined in Section 7 below), including, without limitation:
(a)    any and all claims relating to or arising from Executive’s employment or service relationship with the Company or any of its direct or indirect subsidiaries or affiliates and the termination of that relationship;
(b)    any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of any common shares or other equity interests of the Company or any of its affiliates, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
(c)    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of the covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
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(d)    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; and the Sarbanes-Oxley Act of 2002;
(e)    any and all claims for violation of the federal or any state constitution;
(f)    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
(g)    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Final Release; and
(h)    any and all claims for attorneys’ fees and costs.
Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company or any Releasee), claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA, claims to any benefit entitlements vested as the date of separation of Executive’s employment, pursuant to written terms of any employee benefit plan of the Company or its affiliates and Executive’s right under applicable law and any Retained Claims. This release further does not release claims for breach of Section 2(a) of the Policy.
2.    Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Final Release Effective Date (as defined in Section 7 below). Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Final Release; (b) Executive has 21 days within which to consider this Final Release; (c) Executive has seven days following Executive’s execution of this Final Release to revoke this Final Release pursuant to written notice to [•] in accordance with Section 7 of this
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Final Release; (d) this Final Release shall not be effective until after the revocation period has expired; and (e) nothing in this Final Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Final Release and returns it to the Company in less than the 21 day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Final Release.
3.    Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Final Release shall continue in full force and effect without said provision or portion of provision.
4.    No Oral Modification. This Final Release may only be amended in a writing signed by Executive and a duly authorized officer of the Company.
5.    Governing Law; Dispute Resolution. This Final Release shall be subject to clauses (c) and (d) of Exhibit C to the Policy.
6.    Counterparts. This Final Release may be executed in one or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.
7.    Revocation Period and Effective Date. Executive has seven days after Executive signs this Final Release to revoke it and this Final Release will become effective on the eighth day after Executive signed this Final Release, so long as it has been signed by the Parties and has not been revoked before that date (the “Final Release Effective Date”). Executive understands that any revocation of this Final Release must be made in writing and delivered to [•] by email at [•] on or before the 7th day following the date Executive signs this Final Release and that this Final Release may not be revoked after the seven day revocation period has passed.
8.    Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Final Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that: (a) Executive has read this Final Release; (b) Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Final Release; (c) Executive has been represented in the preparation, negotiation, and execution of this Final Release by legal counsel of Executive’s own choice or has elected not to retain legal counsel; (d) Executive understands the terms and consequences of this Final Release and of the releases it contains; and (e) Executive is fully aware of the legal and binding effect of this Final Release.

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    In consideration of the good and valuable consideration set forth above and in the Agreement, and intending to be legally bound, Executive affixes Executive’s signature to express Executive’s acceptance of the terms of this Final Release.

ACCEPTED AND AGREED BY THE UNDERSIGNED:

Executive

Dated:
                    Shelley Bausch

Date delivered to Executive: __________________, 2025